PLEDGE AGREEMENT


     This Pledge Agreement, dated as of December 30, 1998, is entered into by and between SCNV Acquisition Corp., a corporation incorporated under the laws of the State of Delaware, (together, the "Lender"); and Elecmatec Electro-Magnetic Technologies Ltd., a company organized under the laws of the State of Israel ("Pledgor").

     WHEREAS: The parties have entered into a Loan Agreement (the "Loan Agreement"), whereby (I) the Lender and Pledgor acknowledged the advancement of $42,000 to Pledgor by Lender and (ii) the Lender has agreed to advance to the Pledgor the sum of $68,000 and to provide a guarantee on behalf of Pledgor in the amount of $162,000.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. The Preamble and Appendices to this Pledge Agreement constitute an integral part thereof.

     2. To secure the performance of its obligations under the Loan Agreement and the Future Loan Agreements, Pledgor hereby grants to the Lender a security interest in all of its right, title and interest in all assets listed on the Schedule to this Pledge Agreement (the "Collateral").

     3. Pledgor shall use its best efforts to preserve the Collateral and shall permit the Lender to inspect the Collateral at all reasonable times.

     4. Pledgor shall not grant, create or suffer to exist any other pledge, lien, encumbrance, or charge of any kind upon, or grant any security interest in, any of its right, title and interest in the Collateral to any party without the prior written consent of the Lender thereto.

     5. The Lender shall be entitled to enforce the pledge against Pledgor and the Collateral immediately upon the occurrence of any of the following events:

          (a) Pledgor breaches any of its material obligations under the Loan Agreement, or this Agreement;

          (b) Pledgor begins any liquidation proceedings or if a winding up resolution is issued against Pledgor by any court, or a receiver or trustee is appointed over the whole or any part of Pledgor's assets, or if Pledgor calls a meeting of creditors for the purpose of entering into a scheme or arrangement with them, and any of the aforementioned actions or proceedings is not canceled within 30 days of its initiation;

          (c) an attachment is levied or execution proceedings are instituted against the whole or a substantial part of Pledgor's assets and such attachment or execution proceeding is not discharged within 30 days;

          (d) a motion for execution and/or sale and/or any other action against the Collateral or any part of them is instituted and is not discharged within 30 days.

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       6. The Pledgor shall cooperate with the Lender and execute all documents as may be reasonably necessary to register this Pledge with the Registry of Companies and/or Registry of Pledges. Pledgor shall pay upon demand, all reasonable expenses, including reasonable attorney's fees, of enforcing the Lender's rights and remedies hereunder in the event of a breach by Pledgor.

     7. The pledge shall become void, and the Lender shall promptly execute all documents necessary to release the pledge upon (i) repayment of the full principal amount of the Loan and any interest thereon pursuant to the Loan Agreement and the termination of the Guarantee, or (ii) upon the closing of a private offering of shares of the Pledgor to the Lender as contemplated by the term sheet among the Lender, the Pledgor and Messrs. Herman Branover, Arie El-Boher, Yuri Gelfgat, Israel Weinbaum and Ariel Shemer, dated December 28, 1998.

     8. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

     IN WITNESS WHEREOF this Pledge Agreement has been executed by the parties hereto as of the date first above written.

Elecmatec Electro-Magnetic Technologies            SCNV Acquisition Corp.
Ltd.

By: /s/ Arik El-Boher                              By: /s/ Shaul Lesin
    ------------------------                           -------------------------
Name: Arik El-Boher                                Name: Shaul Lesin
                                                   Title: E.V.P.
Title:  CFO

                               Schedule of Assets

1. All Intellectual Property of the Pledgor. For these purposes "Intellectual Property" means patents (including applications therefor), copyrights (whether or not registered), trademarks, inventions, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulae, computer programs, and related flow-charts, programmer notes, updates and data, whether in object source code form.